Exhibit 10.1

SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

BROMINE REQUIREMENTS SALES AGREEMENT

1. SELLER

Chemtura Corporation, a Delaware corporation having a place of business at 199 Benson Road, Middlebury, Connecticut 06749 (“Seller”).

2. BUYER

TETRA Technologies, Inc., a Delaware corporation having a place of business at 25025 Interstate 45 North, Suite 600, The Woodlands, Texas 77380 (“Buyer”).

3. PURCHASE AND SALE

During the term of this agreement (“Agreement”), Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Product set forth on Attachment A hereto, upon the terms, and subject to the conditions, set forth in this Agreement.

4. TERM

This Agreement shall commence on the date hereof (the “Effective Date”) and shall continue until the [***] anniversary thereof (the “Initial Term”), unless sooner terminated in accordance with the terms of this Agreement.

Unless either party provides written notice to the other party not later than [***] of its intention to terminate this Agreement as of the expiration of the Initial Term, this Agreement shall be automatically renewed at the end of the Initial Term for an indefinite term (the “Renewal Term”); provided, however, that at any time on or after [***], either party may terminate this Agreement without cause by providing written notice to the other party, such termination to be effective on the date that is [***] following receipt of notice thereof.

References to the “term” of this Agreement herein shall mean the Initial Term together with the Renewal Term.

5. GENERAL

The Commercial Terms (Attachment A) and Additional Terms (Attachment B) hereto, together with any Exhibits referred to herein, are hereby incorporated into this Agreement as if set forth herein. This Agreement shall not be binding on either party until signed by the authorized representatives of both parties. This Agreement shall not be binding on Seller unless executed by an authorized representative of both Buyer and Seller and delivered to Seller within sixty (60) days from the date set forth below.

Dated: December 18, 2006

TETRA TECHNOLOGIES, INC. CHEMTURA CORPORATION

By: /s/ Raymond E. Symens By: /s/ Robert L. Wood
Name: Raymond E. Symens Name: Robert L. Wood
Title: Senior Vice President Title: Chairman, President & CEO
Date: December 18, 2006 Date: December 18, 2006

ATTACHMENT A

COMMERCIAL TERMS

1. PRODUCT(S)

Bromine

2. REQUIREMENTS

(a) Beginning on January 1, 2008, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, [***]% of Buyer’s requirements of Product (whether sourced internally or from an affiliate or third party per Contract Year), up to a maximum of [***] lbs in the aggregate per Contract Year (the “Annual Maximum”), provided that Buyer agrees to purchase from Seller (or to pay if not taken) a minimum of [***] lbs in the aggregate per Contract Year (the “Annual Minimum”). Seller shall have no obligation to sell Product to Buyer for resale. Seller shall have the right to audit Buyer’s books and records to ensure compliance with Buyer’s obligations pursuant to this provision. Any such audit shall be conducted by an independent third party certified public accountant reasonably acceptable to both Buyer and Seller. Seller will pay for such audit unless the independent third party accountant determines that Buyer purchased from Seller less than [***]% of Buyer’s requirements of Product (up to the Annual Maximum) during the Contract Year in question (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or as otherwise permitted by this Agreement), in which case the reasonable fees and expenses of the independent third party accountant will be paid by Buyer. The audit shall be conducted confidentially and the only information disclosed to Seller shall be whether the percent of Buyer’s requirements of Product (up to the Annual Maximum) purchased from Seller was [***]% (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or as otherwise permitted by this Agreement).

(b) From the Effective Date until December 31, 2007 (the “Interim Period”), Seller shall use commercially reasonable efforts to sell to Buyer, and Buyer agrees to purchase from Seller, [***]% of Buyer’s requirements of Product [***], provided that Buyer agrees to purchase from Seller a minimum of [***] lbs. in calendar year 2007. Buyer shall be permitted to purchase Product from third parties (in addition to the [***] JV) during the Interim Period only to the extent that Seller is unable to provide Product in volumes sufficient to satisfy Buyer’s requirements during the Interim Period. On or before the

15th day of each month during the Interim Period, Buyer and Seller shall forecast their estimates of Product requirements and available Product supply, respectively, for each month of the Interim Period to enable timely purchases by Buyer during the Interim Period of Product from Seller hereunder and from third parties.

(c) “Contract Year” shall mean each successive calendar year during the term of this Agreement.

(d) No later than January 30 following each Contract Year in which Buyer has failed to purchase the applicable Annual Minimum, Seller shall deliver to Buyer a statement showing the quantity of Product purchased by Buyer in such year (the “Purchased Amount”) and the Deficiency Payment for such year. The “Deficiency Payment” for any Contract Year shall be an amount equal to the price for Products in effect for such Contract Year multiplied by the amount, if any, by which the Annual Minimum for such Contract Year exceeds the Purchased Amount for such Contract Year. Seller shall include any Deficiency Payment in the next scheduled invoice sent to Buyer, and Buyer shall pay to Seller such Deficiency Payment in accordance with the payment provisions of the preceding paragraph.

3. TARGET QUANTITY

(a) On or before October 15 of each Contract Year, beginning October 15, 2006, Buyer shall provide to Seller a written, non-binding estimate of the amount of Product it will purchase under this Agreement for the following Contract Year (each, a “Target Quantity”), subject to the Annual Maximum and the Annual Minimum and provided that the Target Quantity in any Contract Year (beginning in Contract Year 2009) may not represent an increase or decrease from the actual quantity of Product purchased in the preceding Contract Year by more than [***]%. Seller agrees to provide up to [***]% of Buyer’s Target Quantity in any Contract Year, as requested by Buyer, subject to the Annual Maximum, but Seller shall not be obligated to supply more than [***]% in any event. If at any time Buyer notifies Seller that it will require more than [***]% of its Target Quantity in a Contract Year, Seller shall notify Buyer within [***] days whether it will commit to provide such amount hereunder; if Seller does not respond within such [***] day period, or if Seller responds that it will not provide such amount, Buyer shall be free to purchase such amount from any third party supplier or internal source.

(b) If Buyer fails to purchase its Target Quantity in two consecutive Contract Years, Seller will have the right to lower the then-current Target Quantity to the average of the Target Quantities for the preceding two consecutive Contract Years. Seller shall notify Buyer by not later than January 31 of each year if it elects to take advantage of this provision.

4. SPECIFICATIONS

Seller's technical specifications attached as Exhibit A to the Agreement, as the same may be modified from time to time by Seller upon not less than thirty (30) days prior written notice with the consent of Buyer, such consent not to be unreasonably withheld (the “Specifications”).

5. RESERVATION OF CAPACITY

In addition to the purchase price for the Products as set forth in paragraph 6 below, Buyer shall pay Seller within thirty (30) days of the Effective Date a one-time fee of $[***] for reservation of capacity and preferred supply of up to [***] lbs of Product per Contract Year, as set forth herein.

6. SHIPPING; PRICE; PAYMENT TERMS

Product	Packaging / Shipping Mode	Minimum Shipping Quantity	Price

Bromine	[***]	[***]	[***]

[***]
All prices are subject to adjustment as set forth in paragraph 1 of Additional Terms (Attachment B).

Seller shall invoice Buyer monthly for the price of Product shipped during the preceding month. [***]

7. NOTICE / CONTACT

The contact persons for all notices either required, or permitted, to be given under this Agreement are as follows:

For Seller: Chemtura Corporation
1801 U.S. Highway 52 West
West Lafayette, Indiana 47906
Attention: [***]
Facsimile no. [***]

Provided that any notice of termination or Material Breach
(as defined below) shall also be copied to:

Chemtura Corporation
199 Benson Road
Middlebury, CT 06749
Attention: [***]
Facsimile no. [***]

For Buyer: TETRA Technologies, Inc.
25025 Interstate 45 North
Suite 600
The Woodlands, TX 77380
Attention: Ray Symens
Facsimile No. (281) 364-2235

Provided that any notice of termination or Material Breach
(as defined below) shall also be copied to:

TETRA Technologies, Inc.
25025 Interstate 45 North
Suite 600
The Woodlands, TX 77380
Attention: General Counsel
Facsimile No. (281) 364-4398

ATTACHMENT B

ADDITIONAL TERMS

1. PRICE ADJUSTMENT. The price for Products hereunder shall be adjusted effective January 1 of each year during of this Agreement, beginning with January 1, 2007 in accordance with [***] Attachment C hereto. Seller shall give Buyer notice of (i) each estimated annual price adjustment by no later than October 15 of each year, beginning with October 15, 2006 and (ii) each final annual price adjustment no later than December 1 with regard to the next calendar year. Buyer shall have [***] days to object to the calculation of the final price adjustment provided by Seller and request an audit thereof pursuant to paragraph 20. Each such price adjustment shall apply to all Product shipped hereunder on or after the effective date of such increase.

If any change or development occurs after the Effective Date [***] (such change or development, a “Hardship Event”), Seller shall be entitled to provide notice to Buyer of the occurrence of such Hardship Event and shall provide to Buyer in such notice the details of the Hardship Event including reasonable documentation [***] (“Hardship Event Notice”). Seller shall give Buyer and its representatives’ reasonable access to the relevant information of Seller and its Affiliates relating to the Hardship Event and furnish to Buyer and its representatives such other data and other information relating to the Hardship Event as such persons may reasonably request. Upon receipt of the Hardship Event Notice, Buyer and Seller shall attempt to negotiate mutually agreeable adjustments to the terms of this Agreement [***]. In the event Buyer and Seller are unable to negotiate such adjustments, either of them may terminate this Agreement by giving [***] years advance written notice [***].

2. TAXES. Except where the law otherwise provides, Buyer shall pay Seller, in addition to the purchase price, the amount of all governmental taxes, excises and/or other charges (except taxes on or measured by Seller’s net income) that Seller pays based on: (i) the production of any Product sold hereunder; provided, however, that such charges shall be based directly on production and shall only include those hereafter imposed or increased; or (ii) the sale of any Product sold hereunder.

3. FORECASTS. On or before the 15th day of each calendar month, Buyer shall provide Seller with a written rolling six (6) month forecast of anticipated requirements of Products to be purchased by Buyer from Seller in the six months following the month in which such forecast is delivered (each, a “Forecast”). The forecast quantity for the first month of each Forecast shall be binding (with Buyer being required to purchase all of the forecasted amount of Product in such Forecast, a “Binding Commitment”). The forecast quantities for the succeeding five (5) calendar months thereof shall be Buyer’s good faith estimate of quantities of Product to be purchased from Seller but shall be for planning purposes only and shall not constitute a purchase commitment by Buyer.

4. SHIPMENTS. (a) Buyer shall submit to Seller a written order no less than 72 hours in advance of each desired pick up of Product hereunder. Such orders shall identify the Product being ordered and shall include the quantity of Product and the date on which pick-up is desired.

(b) Seller’s obligation to supply Product in any month shall be limited to [***]% of the then-current Target Quantity. If Buyer fails to so order any Binding Commitment, Seller shall not be obligated subsequently to deliver such unordered quantity. Failure of Buyer to submit orders for Binding Commitments (provided the Binding Commitment for any month is greater than zero) or to pick-up Product (for a month with a Binding Commitment greater than zero) pursuant to the terms hereof for thirty (30) consecutive days, except for reasons excusing performance under paragraph 7 hereof, may be deemed by Seller to be a material breach of this Agreement. Buyer may purchase from any third party supplier or internal source any quantity of Product that it requires for operations that is in excess of such [***]% limit, if Seller will not commit to supply such amount within twenty (20) days after Buyer’s written order.

(c) Buyer shall provide containers to receive Product [***] (the “Delivery Point”) and shall coordinate with Seller the scheduling of pick-up of Products. Provided Seller is satisfied that the containers provided by Buyer meet all applicable laws and regulations (including DOT requirements) for the shipment of Product, Seller shall load Products at the Delivery Point for shipment, in compliance with all applicable laws and regulations (including DOT requirements).

(d) Title and risk of loss for Product passes [***].

(e) Buyer shall, at the end of each calendar quarter during the term of this Agreement, provide to Seller a written (and non-binding) forecast estimating Buyer’s anticipated monthly requirements for Product during the following 18-month period.

5. PAYMENT. Terms of payment shall be as set forth on Attachment A. Invoices not paid when due shall bear interest at a rate equal to one percent per month, or the maximum rate permitted by law, whichever is less. In addition to all other rights and remedies hereunder or at law or equity, Seller reserves the right to suspend further deliveries of Product hereunder without liability to Buyer, upon failure of Buyer to make any payment pursuant to this or any other Agreement between the parties hereto.

6. CLAIMS. Buyer’s receipt of any Product hereunder shall be an unqualified acceptance of and a waiver by Buyer of any and all claims with respect to such Product unless Buyer gives written notice of such claim within thirty (30) days after Buyer’s receipt. Provided that the Product as delivered conforms to applicable warranties set forth herein, Buyer assumes all risks and liabilities resulting from Buyer’s use of such Product in the manufacturing processes of Buyer or the combination with other substances. Claims for shortages of less than ½ of 1% of the gross weight of bulk shipments will not be allowed. Seller’s weights taken at the shipping point shall govern, unless proven to be in error. Buyer’s exclusive remedy and Seller’s exclusive liability for any and all claims (including any claims for indemnification) for breach of warranty with regard to Product supplied hereunder shall be limited to the purchase price of the Product with respect to which such claim is made (plus transportation costs, if any, paid by Buyer for such Product) or, at Seller’s option, the replacement of such Product at Buyer’s destination. In view of the significant damages that could be caused by an intentional or inadvertent breach by Seller of its Product supply obligations hereunder, Buyer and Seller hereby specifically agree that Buyer shall be entitled to the remedy of specific performance hereunder in addition to any other remedies it may have that arise out of such a breach by Seller. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SUCH PARTY.

7. FORCE MAJEURE. (a) Neither Buyer nor Seller shall be liable for its failure to perform any obligation assumed hereunder, except for the obligation to make any payment when due, if such performance is made impracticable due to any occurrence beyond its reasonable control, including acts of God; fires; floods; wars; sabotage; accidents; equipment failure; labor disputes or shortages; governmental laws, ordinances, rules, regulations, standards or decrees, whether valid or invalid (including but not limited to, priorities, requisitions, allocations, and price adjustment restrictions); inability to obtain raw materials, equipment or transportation; and any other similar or different occurrence; provided, however, that Seller must always allocate available Product as set forth in subparagraph (b) below.

(b) The party who fails to perform as a result of any occurrence described in (a) above shall notify the other party in writing of any such occurrence, setting forth the full particulars in connection therewith, and shall promptly notify the other party of the cessation of such occurrence. The failing party shall have the right to omit during such occurrence all or any portion of the quantity of Product covered by this Agreement during such period for the affected facility whereupon the total quantity of Product covered hereunder shall be reduced by the quantity so omitted. [***]. In no event shall either party be required to settle strikes, lockouts, or other labor difficulties contrary to its best interest, nor shall Seller be obligated to purchase Product from others in order to enable it to deliver Product to Buyer.

(c) At the option of the party who has not given notice of force majeure, the period of time during which the event of Force Majeure prevents performance of obligations hereunder by the party giving the notice may be added to the Initial Term of this Agreement, provided notice of a party’s intention to invoke this provision is given not less than 30 days prior to the date a notice of termination is required to be given pursuant to Section 4 of the Agreement. Also at the option of the party who has not given notice of force majeure, this Agreement may be terminated upon 30 days prior written notice if such period of time exceeds (or the parties agree it will exceed) 12 months.

8. SAFETY AND HEALTH INFORMATION. Seller's Material Safety Data Sheets and product information bulletins, containing Seller's safety and health information concerning Product deliverable hereunder, are attached as Exhibit B to the Agreement. Buyer acknowledges that it is aware of and it understands such information, and that it agrees to comply with all applicable recommendations and warnings and use the Product delivered hereunder only in a manner consistent with all information included in such documents and to incorporate such information into its personnel safety programs. Buyer shall make such information (and any updates to such information transmitted to Buyer during the term of this Agreement) available to its employees, contractors, agents, carriers and customers who may become exposed to such Product after delivery of such Product to Buyer hereunder. Buyer shall indemnify Seller from and against any claims, damages, liabilities and expenses (including attorney's fees) based on Buyer's breach of the foregoing obligation.

9. WARRANTIES. Seller warrants that, at the time of delivery, Product provided hereunder shall meet the applicable Specifications. Seller warrants that, at the time of delivery, Product supplied to Buyer shall be conveyed with good title, free and clear of all liens or encumbrances. SELLER NEITHER MAKES NOR INTENDS, NOR DOES IT AUTHORIZE ANY AGENT OR REPRESENTATIVE TO MAKE, ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, AND IT EXPRESSLY EXCLUDES AND DISCLAIMS ALL IMPLIED WARRANTIES AGAINST PATENT INFRINGEMENT AND OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Any samples, descriptions or data provided to Buyer prior to execution of this Agreement or which may be provided from time to time hereafter concerning any Product sold hereunder have been or shall be provided solely to allow Buyer the opportunity to test and/or evaluate such Product(s). Such samples, descriptions or data are not intended to and shall not become part of the basis for this Agreement and are not intended to and do not create any warranty as to such Product, express or implied.

10. TERMINATION FOR CAUSE. (a) This Agreement may be terminated prior to expiration of its term by either party “for cause” immediately upon notice to the other party. A party shall have the right to terminate this Agreement “for cause” (i) in the event of any material breach of this Agreement by the other party that shall go uncorrected for a period of sixty (60) days after written notice of such breach, setting forth the details with reasonable particularity, has been given to the other party (a “Material Breach”); or (ii) in the event of the institution against the other party of involuntary proceedings in bankruptcy or under any insolvency law or law for the relief of debtors, the admission by such other party in writing of its inability to pay its debts as they become due, the making by or on behalf of such other party of an assignment for the benefit of creditors, the filing by or on behalf of such other party of a voluntary petition (or equivalent proceeding) under any bankruptcy or insolvency law, unless such petition (or equivalent action) is dismissed or set aside within sixty (60) days from the date of its filing or other commencement or the appointment of a receiver over all or a substantial part of such other party’s assets; or (iii) pursuant to paragraphs 1 or 7(c) above in this Attachment B.

(b) The parties agree that, in the case of any dispute as to the right of either party to terminate this Agreement pursuant to clause (i) of paragraph 10(a) (other than (x) a termination by Seller arising from Buyer’s non-payment for Product actually delivered and meeting the applicable Specifications or (y) a termination by Buyer arising from Seller’s failure to supply Product meeting the applicable Specifications), termination of this Agreement shall not be effective and both parties shall continue to comply with their obligations hereunder until such dispute is resolved in the terminating party’s favor in accordance with the dispute resolution provisions set forth in paragraph 21.

(c) The termination or expiration of this Agreement shall not affect either party’s rights or obligations hereunder that exist as of the date of termination or expiration.

11. [***].

12. [***].

13. CHANGES. Seller shall inform Buyer in writing prior to making any material changes in Product processing procedures or Product raw material suppliers that may alter the Specifications of the Product, and shall not implement such changes without Buyer’s prior written approval, which shall not be unreasonably withheld.

14. NOTICE. All notices, requests, demands, directions and other communications provided for herein shall be in writing and delivered by hand or by recognized overnight/air courier service, or transmitted by facsimile (with written confirmation of receipt) to the applicable party at the contact point designated in Attachment A (Commercial Terms) of this Agreement, or to such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph.
Any such notice shall be effective upon receipt, provided, however, that notices shall be presumed to have been received:

(a) If given by courier service, upon receipt by the addressee or upon the third business day following delivery of the notice to a recognized courier service, delivery costs prepaid, whichever is sooner;

(b) If given by facsimile transmission, on the same business day, provided that the facsimile transmission is confirmed by , written evidence of electronic confirmation of delivery, or written acknowledgment of receipt thereof by the addressee, and is followed within one business day with a copy of such notice being sent by certified mail, return receipt requested; or

(c) If given by certified mail, return receipt requested, upon the date indicated on the return receipt.

15. NON-WAIVER. Failure of Buyer or Seller to exercise any right hereunder upon one or more occasions shall not waive the right to exercise the same on another occasion.

16. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; but, any assignment or delegation thereof by either party without the prior written consent of the other party shall be void, except where such assignment or delegation is to a subsidiary or affiliate of Seller or Buyer, provided that in the event of such assignment or delegation, the assigning party shall remain responsible for the performance of its and its assignee’s or delegatee’s obligations under this Agreement. Notwithstanding the foregoing, (a) Seller shall assign this Agreement to any person or entity that acquires, by purchase of stock, purchase of assets, merger or other form of transaction, all or substantially all of [***] (b) Buyer shall assign this Agreement to any person or entity that acquires, by purchase of stock, purchase of assets, merger or other form of transaction, all or substantially all of the oilfield completion services business of Buyer and its affiliates, provided in each case that if the purchaser of such business or facilities is a competitor of the non-selling party, the selling party shall have first obtained the consent of the non-selling party. Any such permitted assignee pursuant to the immediately preceding sentence shall, by written instrument reasonably satisfactory to the non-assigning party, expressly assume the obligations of the assigning party under this Agreement.

17. AMENDMENT. No modification or waiver of the terms or conditions hereof shall be binding upon Buyer or Seller unless approved in writing by an authorized representative of such party, nor shall the terms and conditions hereof be affected by the acknowledgment or acceptance of delivery order forms or purchase orders containing additional or different terms or conditions, whether or not signed by an authorized representative of Buyer or Seller. The course of performance, course of dealing or usage of trade shall not be used to interpret, construe, qualify, modify, explain or supplement any of the terms hereof.

18. ENTIRE AGREEMENT. The terms and conditions hereof and of the Confidentiality Agreement dated May 23, 2006 between Buyer and Seller constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous communications and agreements, either oral or written, between the parties hereto. There are no understandings or representations of any kind whatsoever, except as expressly set forth herein.

19. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York without reference to its principles of conflicts of laws. The rights and obligations of the parties under this agreement shall not be governed by or construed in accordance with the provisions of the United Nations Convention for the International Sale of Goods.

20. BUYER’S AUDIT RIGHTS. Buyer shall have the right to audit Seller’s books and records to (i) confirm any internal figures used to calculate a price increase under paragraph 1 above and (ii) ensure compliance with Seller’s obligations under paragraph 7(c) above. Any such audit shall be conducted by an independent third party certified public accountant reasonably acceptable to both Buyer and Seller. Buyer will pay for such audit unless the independent third party accountant determines that Seller did not comply with its obligations under paragraph 1 above or paragraph 7(c) above, in which case the reasonable fees and expenses of the independent third party accountant will be paid by Seller. The audit shall be conducted confidentially and the only information disclosed to Buyer shall be (i) the correct internal figures used under section 1 above or (ii) the amount, if any, of Product that was not provided by Seller to Buyer as required under paragraph 7(c) above, as appropriate.

21. ARBITRATION. All disputes under this Agreement shall be settled, if possible, through good faith negotiations between the parties. In the event such good faith negotiations are unsuccessful, either party may, after 30 days written notice to the other, submit the matter in dispute to the American Arbitration Association (“AAA”) to be settled by a panel of three arbitrators in Chicago, Illinois in accordance with the commercial arbitration rules of the AAA. Each party shall appoint one arbitrator and the two arbitrators so named will select the third, who shall act as chair of the arbitration panel. If one party fails to appoint its arbitrator or if the parties’ arbitrators cannot agree on the selection of the third, the AAA shall make the necessary appointments. The arbitrators shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they may determine. Upon reasonable notice and prior to any hearing, the parties will allow document discovery and will disclose all materials relevant to the subject matter of the dispute within 60 days following selection of the arbitrators. The arbitrators shall make final determinations as to any discovery disputes. The determination of the arbitrators shall be by majority vote and shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction. The arbitral panel shall not have the authority to award special, indirect, incidental or consequential damages.